Exhibit D.8

MILLENNIUM INVESTMENT & ACQUISITION COMPANY INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker or other nominee holder of rights (“Rights”) to purchase shares of common stock, par value of $0.0001 per share (“Common Stock ”), of Millennium Investment & Acquisition Company Inc. (“MIAC”) pursuant to the Rights offering described in MIAC’s prospectus dated February 20, 2015 (the “Prospectus”), hereby certifies to MIAC and to Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for such Rights offering, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), Rights to purchase the number of shares of Common Stock specified on such line.

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Number of Shares of Common Stock Subscribed For

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Total =

Total Payment Submitted: (total number of shares of Common Stock subscribed for x subscription price ) = $_____________

NAME AND ADDRESS OF NOMINEE FIRM :	SIGNATURE:

Name	Name of Nominee Firm

Address	Authorized Signature

City State Zip Code	Print Name Title

Contact:

Phone Number:

DTC Participant Number: